    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999


                                                      REGISTRATION NO. 333-41497
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MERCER INSURANCE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           PENNSYLVANIA                           6331                            23-2934601
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              10 NORTH HIGHWAY 31
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 737-0426
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                WILLIAM C. HART
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MERCER INSURANCE GROUP, INC.
                              10 NORTH HIGHWAY 31
                                  P.O. BOX 278
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 737-0426

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              JEFFREY P. WALDRON, ESQUIRE                                JOHN S. CHAPMAN, ESQUIRE
                EDWARD C. HOGAN, ESQUIRE                               RICHARD A. HEMMINGS, ESQUIRE
                     STEVENS & LEE                                        LORD, BISSELL & BROOK
            ONE GLENHARDIE CORPORATE CENTER                              115 SOUTH LASALLE STREET
                   1275 DRUMMERS LANE                                    CHICAGO, ILLINOIS 60603
                      P.O. BOX 236                                            (312) 443-0700
               WAYNE, PENNSYLVANIA 19087
                     (610) 478-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                                       MAXIMUM             AGGREGATE
          TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE          OFFERING            AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED           PER SHARE             PRICE(1)        REGISTRATION FEES
------------------------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock, no par value per share....... 3,769,444 shares(2)         $10.00            $37,694,440            $11,120
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(d) and based on the maximum of the appraisal valuation range of Mercer Mutual Insurance Company (to be acquired by the registrant in connection with this offering), as determined by an independent appraiser, plus 10% of the shares sold in the offering, reflecting a possible purchase of shares of the Common Stock by the registrant's employee stock ownership plan.

(2) Represents maximum number of shares to be issued in the transactions contemplated by this Registration Statement.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

     The Company anticipates the following expenses:

SEC registration fee........................................  $   11,120
Printing, postage, and mailing*.............................  $  350,000
Legal fees and expenses*....................................  $  500,000
Accounting fees and expenses*...............................  $  220,000
Appraisal fees and expenses.................................  $  250,000
Blue sky fees and expenses (including counsel fees)*........  $   25,000
Transfer and conversion agent fees and expenses*............  $  100,000
Miscellaneous*..............................................  $  124,880
                                                              ----------
  Total.....................................................  $1,581,000
                                                              ==========

---------------
* Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to taken any action unless
(1) the director has breached or failed to perform the duties of his/ her office; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Bylaws of the Company provide for (1) indemnification of directors, officers, employees, and agents of the Company and its subsidiaries; and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions as such by an insurance policy obtained by the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(a)  Exhibits:
 1.1 Form of Agency Agreement among the Company, Mercer Mutual and Sandler O'Neill**
 2.1 Plan of Conversion, dated as of October 17, 1997, as amended and restated on May 13, 1998, of Mercer Mutual Insurance
        Company**
 3.1.1  Articles of Incorporation of Mercer Insurance Group, Inc.**
 3.1.2  Articles of Amendment to Articles of Incorporation of Mercer
        Insurance Group, Inc.**
 3.2    Bylaws of Mercer Insurance Group, Inc.**
 4.1    Form of certificate evidencing shares of Mercer Insurance
        Group, Inc.**

 5.1       Opinion of Stevens & Lee re: Legality**
 8.1       Internal Revenue Service Private Letter Ruling
10.1       Mercer Insurance Group, Inc. Employee Stock Ownership Plan**
10.2       Employment Agreement, dated as of October 1, 1997, among Mercer Insurance Group, Inc., Mercer Mutual
           Insurance Company and William C. Hart**
10.3       Employment Agreement, dated as of October 1, 1997, among Mercer Insurance Group, Inc., Mercer Mutual
           Insurance Company and Andrew R. Speaker**
10.4       Consultant's Agreement, dated April 1, 1994, among Mercer Mutual Insurance Company, Mercer Insurance
           Company and Roland D. Boehm**
10.5       Mercer Mutual Insurance Company Benefit Agreement dated December 11, 1989, as amended.**
10.6       Mercer Mutual Insurance Company Corporate Director Deferred Compensation Plan dated April 1, 1986, as amended**
10.7       Employment Agreement, dated as of October 1, 1998, among Mercer Insurance Group, Inc., Mercer Mutual
           Insurance Company and Paul D. Ehrhardt.**
23.1       Consent of KPMG LLP and Report on Schedules (contained in Schedules)
23.2       Consent of Alex Sheshunoff & Company**
23.3       Consent of Stevens & Lee (contained in Exhibit 5)
24.1       Power of Attorney**
27.1       Financial Data Schedule**
99.1.1     Conversion Valuation Report, as amended through June 4, 1998, prepared for Mercer Mutual Insurance Company by Alex Sheshunoff & Company**
99.1.2     Conversion Valuation Update Report dated August 19, 1998, prepared for Mercer Mutual Insurance Company by
           Alex Sheshunoff & Company**
99.1.3     Conversion Valuation Update Report dated December 28, 1998, prepared for Mercer Mutual Insurance Company by Alex Sheshunoff & Company**
99.2       Stock Order Form**
99.3       Question and Answer Brochures**
99.4       Letters to prospective purchasers**
99.5       Mercer Mutual Insurance Company Policyholder Information Statement**


---------------
** Previously Filed

(b)  Financial Statement Schedules:

     Independent Auditor's Consent and Report on Schedules

Schedule I   -- Summary of Investments -- Other than Investments in
             Related Parties.
Schedule II  -- Condensed Financial Information of Registrant (Not
             Applicable).
Schedule IV  -- Reinsurance.
Schedule VI  -- Supplemental Information Concerning Property -- Casualty
             Insurance
  Operations.

             INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULES

The Board of Directors
Mercer Mutual Insurance Company:

     The audits referred to in our report dated February 18, 1998 included the related financial statement schedules as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 8, 1999

                      SCHEDULES TO REGISTRATION STATEMENT

                MERCER MUTUAL INSURANCE COMPANY AND SUBSIDIARIES

               SCHEDULE I -- SUMMARY OF INVESTMENTS -- OTHER THAN
             INVESTMENTS IN RELATED PARTIES AS OF DECEMBER 31, 1997

                                                                          COLUMN C    COLUMN D
COLUMN A                                                      COLUMN B     MARKET     BALANCE
TYPE OF INVESTMENT                                              COST       VALUE       SHEET
------------------                                            --------    --------    --------
                                                                   (DOLLARS IN THOUSANDS)
Fixed maturities:
Bonds:
  United States Government and government agencies and
     authorities............................................  $31,203     $31,031     $31,031
  States, municipalities and political subdivisions.........    3,396       3,517       3,517
  All other.................................................      548         555         555
                                                              -------     -------     -------
     Total fixed maturities.................................   35,147      35,103      35,103
                                                              =======     =======     =======
Equity securities:
  Common stocks
     Public utilities.......................................      102         111         111
     Banks, trust and insurance companies...................      842       3,472       3,472
     Industrial, miscellaneous and all other................    5,854       7,113       7,113
                                                              -------     -------     -------
       Total equity securities..............................    6,798      10,696      10,696
                                                              =======     =======     =======
       Total investments....................................  $41,945      xxxxxx     $45,799
                                                              =======                 =======

                MERCER MUTUAL INSURANCE COMPANY AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                           SCHEDULE IV -- REINSURANCE

                                                                COLUMN D                  COLUMN F
                                                   COLUMN C      ASSUMED                 PERCENTAGE
                                       COLUMN B    CEDED TO       FROM       COLUMN E    OF AMOUNT
COLUMN A                                GROSS        OTHER        OTHER        NET        ASSUMED
PREMIUMS                                AMOUNT     COMPANIES    COMPANIES     AMOUNT       TO NET
--------                               --------    ---------    ---------    --------    ----------
                                                          (DOLLARS IN THOUSANDS)
For the year ended December 31,
  1997...............................   26,858       9,487          598       17,969         3.3%
For the year ended December 31,
  1996...............................   24,760      14,412       10,286       20,634        49.8%
For the year ended December 31,
  1995...............................   24,700      13,686        9,803       20,817        47.1%

                MERCER MUTUAL INSURANCE COMPANY AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                    SCHEDULE VI -- SUPPLEMENTAL INFORMATION

        COLUMN A            COLUMN B       COLUMN C       COLUMN D      COLUMN E    COLUMN F     COLUMN G
                            DEFERRED      RESERVE FOR     DISCOUNT
                             POLICY       LOSSES AND       IF ANY                     NET          NET
    AFFILIATION WITH       ACQUISITION     LOSS ADJ.     DEDUCTED IN    UNEARNED     EARNED     INVESTMENT
       REGISTRANT             COSTS        EXPENSES       COLUMN C      PREMIUMS    PREMIUMS      INCOME
    ----------------       -----------    -----------    -----------    --------    --------    ----------
                                                       (DOLLARS IN THOUSANDS)
Consolidated Property and
  Casualty Entities
For the year ended
  December 31, 1997......     3,019         31,872            0          14,723      17,969       2,350
For the year ended
  December 31, 1996......     2,989         35,221            0          13,179      20,634       2,289
For the year ended
  December 31, 1995......     3,155         36,176            0          18,253      20,817       2,132

                                                                 COLUMN I                    COLUMN K
                                              COLUMN H                          COLUMN J
                                           LOSSES AND LAE                         PAID
                                              INCURRED                         LOSSES AND
                                         ------------------                       LOSS         NET
                                         CURRENT     PRIOR     AMORTIZATION    ADJUSTMENT    WRITTEN
                                           YEAR       YEAR       OF DPAC        EXPENSES     PREMIUMS
                                         --------    ------    ------------    ----------    --------
                                                            (DOLLARS IN THOUSANDS)
Consolidated Property and Casualty
  Entities
For the year ended December 31, 1997...   11,649     (1,055)      4,706          10,817       17,461
For the year ended December 31, 1996...   16,445     (1,644)      5,491          14,084       20,124
For the year ended December 31, 1995...   14,251       (955)      5,944          12,237       21,245

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 Offering:  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Request for acceleration of effective date: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 6 to Registration Statement No. 333-41497 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Pennington, State of New Jersey, on January 22, 1999.


                                          MERCER INSURANCE GROUP, INC.

                                          By:     /s/ ANDREW R. SPEAKER
                                            ------------------------------------
                                            Andrew R. Speaker,
                                            Executive Vice President and
                                            Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 6 to Registration Statement No. 333-41497 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   CAPACITY                   DATE
                      ---------                                   --------                   ----

                /s/ WILLIAM C. HART*                   President, Chief Executive      January 22, 1999
-----------------------------------------------------    Officer, and Director
                   William C. Hart                       (Principal Executive
                                                         Officer)

                /s/ ROLAND D. BOEHM*                   Vice Chairman of the Board of   January 22, 1999
-----------------------------------------------------    Directors
                   Roland D. Boehm

                 /s/ JAMES J. FREDA*                   Director                        January 22, 1999
-----------------------------------------------------
                   James J. Freda

             /s/ GEORGE T. HORNYAK, JR.*               Director                        January 22, 1999
-----------------------------------------------------
               George T. Hornyak, Jr.

                /s/ RICHARD U. NIEDT*                  Director                        January 22, 1999
-----------------------------------------------------
                  Richard U. Niedt

               /s/ RICHARD G. VAN NOY*                 Chairman of the Board of        January 22, 1999
-----------------------------------------------------    Directors
                 Richard G. Van Noy

                      SIGNATURE                                   CAPACITY                   DATE
                      ---------                                   --------                   ----
                /s/ ANDREW R. SPEAKER                  Executive Vice President,       January 22, 1999
-----------------------------------------------------    Chief Operating Officer,
                  Andrew R. Speaker                      Chief Financial Officer,
                                                         Treasurer and Director
                                                         (Principal Financial and
                                                         Accounting Officer)

              *By /s/ ANDREW R. SPEAKER
  -------------------------------------------------
                  Andrew R. Speaker
                  Attorney-in-fact

                                 EXHIBIT INDEX


NUMBER                              TITLE
------                              -----
  1.1    Form of Agency Agreement among the Company, Mercer Mutual
         and Sandler O'Neill**
  2.1    Plan of Conversion, dated as of October 17, 1997, as amended and restated on May 13, 1998, of Mercer Mutual Insurance
         Company**
3.1.1    Articles of Incorporation of Mercer Insurance Group, Inc.**
3.1.2    Articles of Amendment to Articles of Incorporation of Mercer
         Insurance Group, Inc.**
  3.2    Bylaws of Mercer Insurance Group, Inc.**
  4.1    Form of certificate evidencing shares of Mercer Insurance
         Group, Inc.**
  5.1    Opinion of Stevens & Lee re: Legality**
  8.1    Internal Revenue Service Private Letter Ruling
 10.1    Mercer Insurance Group, Inc. -- Employee Stock Ownership
         Plan**
 10.2    Employment Agreement, dated as of October 1, 1997, among
         Mercer Insurance Group, Inc., Mercer Mutual Insurance
         Company and William C. Hart**
 10.3    Employment Agreement, dated as of October 1, 1997, among
         Mercer Insurance Group, Inc., Mercer Mutual Insurance
         Company and Andrew R. Speaker**
 10.4    Consultant's Agreement, dated April 1, 1994, among Mercer
         Mutual Insurance Company, Mercer Insurance Company and
         Roland D. Boehm**
 10.5    Mercer Mutual Insurance Company Benefit Agreement dated
         December 11, 1989, as amended.**
 10.6    Mercer Mutual Insurance Company Corporate Director Deferred
         Compensation Plan dated April 1, 1986, as amended.**
 10.7    Employment Agreement, dated as of October 1, 1998, among
         Mercer Insurance Group, Inc., Mercer Mutual Insurance
         Company and Paul D. Ehrhardt.**
 23.1    Consent of KPMG LLP and Report on Schedules (contained in
         Schedules)
 23.2    Consent of Alex Sheshunoff & Company**
 23.3    Consent of Stevens & Lee (contained in Exhibit 5)
 24.1    Power of Attorney**
 27.1    Financial Data Schedule**
99.1.1   Conversion Valuation Report, as amended through June 4,
         1998, prepared for Mercer Mutual Insurance Company by Alex
         Sheshunoff & Company**
99.1.2   Conversion Valuation Update Report dated August 19, 1998,
         prepared for Mercer Mutual Insurance Company by Alex
         Sheshunoff & Company**
99.1.3   Conversion Valuation Update Report dated December 28, 1998, prepared for Mercer Mutual Insurance Company by Alex
         Sheshunoff & Company**
 99.2    Stock Order Form**
 99.3    Question and Answer Brochures**
 99.4    Letters to prospective purchasers**
 99.5    Mercer Mutual Insurance Company Policyholder Information
         Statement**


---------------
** Previously Filed